AGREEMENT OF PURCHASE AND SALE

         THIS AGREEMENT OF PURCHASE AND SALE (this "Agreement") is made and entered into as of this the twenty eighth day of March, 1997, by and between Prairie-Middlebury Associates, an Indiana general partnership (the "Seller"), and Homes for America Holdings, Inc., a Nevada corporation (the "Purchaser").

                               W I T N E S S E T H :

         WHEREAS, Seller is the fee simple owner of all of that certain parcel of real property consisting of approximately ninety eight thousand one hundred eighty (98,180) square feet located at 740 Prairie / 304 Middlebury, Elkhart, Indiana 46516, identified as Census Tract No. 0019.10, and as more particularly described on Exhibit A attached hereto and incorporated herein, together with all buildings and improvements situated thereon, including without limitation the one hundred twenty (120) apartment units in the buildings known as "Prairie Village Apartments", all right, title, and interest of Seller in and to any land lying in the bed of any existing dedicated street, road, or alley adjoining thereto, all strips and gores adjoining thereto, and all rights, ways, easements, privileges, and appurtenances thereunto belonging (the "Property"); and

         WHEREAS, Seller desires to sell, and Purchaser desires to purchase, the Property on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser hereby agree as follows:

         Section 1. Agreement to Sell and Purchase. Seller agrees to sell and Purchaser agrees to purchase the Property on the terms and conditions hereinafter set forth.

         Section 2. Purchase Price and Terms. The Purchase Price of the Property shall be eight hundred four thousand dollars ($804,000)(the "Purchase Price").
         The Purchase Price shall be payable as follows:

              a.   Deposit.

                   (1) Initial Amount. Immediately upon the full execution and acceptance of this Agreement by both Seller and Purchaser (the "Effective Date"), Purchaser shall deposit in escrow with York Title & Escrow of Elkhart, Inc., Elkhart, Indiana (the "Escrow Agent"), cash in the amount of ten thousand dollars ($10,000)(the "Deposit").
                    (2) Investment of Deposit. The Escrow Agent shall invest such cash in such obligations or accounts as Purchaser may from time to time direct, with the reasonable approval of Seller. Any and all income earned on such investments shall be and become part of the Deposit.
                    (3) Release of Deposit. The Deposit shall (i) be returned to Purchaser at closing hereunder or, at Purchaser's option, be applied at closing to the purchase price of the Property, (ii) be paid to Purchaser upon termination by Purchaser under Section 3c after five (5) business days advance written notice from the Escrow Agent to Seller, (iii) be returned to Purchaser prior to closing hereunder in the event this Agreement terminates in accordance with its terms other than Section 3c, or (iv) be released to Seller upon presentation to Escrow Agent of a written certification, executed by Seller, stating that Purchaser has defaulted hereunder, that Seller has given Purchaser written notice of such default and five (5) business days from receipt of such notice to cure such default, and that such default has not been cured within that five (5) business day period.

             b. Cash at Closing. At Closing hereunder, Purchaser shall pay in cash or by wire transfer of federal funds an amount equal to the Purchase Price, of which sum the Deposit, at Purchaser's option, shall be a part.

         Section  3. Investigation of Property.

               a. Delivery of Documents. To the extent not already delivered, within seven (7) days after the Effective Date, Seller shall deliver to Purchaser copies of all documents relating to the Property that exist in the care, custody, or control of Seller (or its management agent) or that can be prepared readily from such documents: [for items (i) - (iv) include previous two fiscal years and year to date] (i) actual operating statements; (ii) rent roll showing actual collections and vacancies; (iii) itemized list of capital expenditures; (iv) real property assessment notices and tax bills; (v) mortgage and mortgage note for any financing secured by the Property; (vi) surveys and title insurance reports and policies; (vii) environmental, engineering, architectural or zoning documents, tests, or reports; (viii) contracts having a value as an annual expense in excess of $2,500 or continuing for a term in excess of one year or not terminable at will of Seller; (ix) all permits, certificates of occupancy, or licenses, agreements; and (x) for the residential leases on the Property (the "Tenant Leases") the form lease(s) used by Seller.

               b.   Inspection  of  Property.   Purchaser  and  its  agents  and
representatives shall have the right to enter onto the Property at all reasonable times prior to Closing hereunder for purposes of conducting surveys, soil tests, market studies, engineering tests, and such other tests, investigations, studies, and inspections as Purchaser reasonably deems necessary or desirable to evaluate the Property, provided that (i) all such tests, investigations, studies, and inspections shall be conducted at Purchaser's sole risk and expense, (ii) Purchaser shall give Seller reasonable prior notice of its entry onto the Property, and (iii) Purchaser shall indemnify and hold Seller harmless from and against any losses, liabilities, costs, or expenses (including reasonable attorney's fees) arising out of Purchaser's entry onto the Property. Purchaser shall return the Property to the condition it was in prior to the performance of such tests. No investigation pursuant to this Section 3 shall be deemed a waiver of Seller's representations set forth in Section 7 hereof, except to the extent that Purchaser learns information contrary to a representation of Seller.

               c. Feasibility Period. In the event that Purchaser is not satisfied, in its sole and unreviewable judgment and discretion, with the feasibility of Purchaser's acquisition, financing, and development of the Property, Purchaser shall have the right to terminate this Agreement. Unless Purchaser provides written notice to the contrary to Seller and the Escrow Agent within sixty (60) days after the Effective Date (the "Feasibility Period"), Purchaser shall be deemed to have elected to exercise that right to terminate. Upon any such termination the Deposit shall be promptly paid to Purchaser, Purchaser shall return to Seller all items received by Purchaser pursuant to
Section 3a hereof, and except for the indemnity by Purchaser under Section 3b hereinabove the parties hereto shall be released from any further liabilities or obligations hereunder.

         Section  4. Title.
               a. Condition of Title. At Closing hereunder, Seller shall convey fee simple title to the Property, marketable, indefeasible, and good of record and in fact, and insurable as such in an amount equal to the Purchase Price by such reputable title insurance company as Purchaser may choose, at regular rates, on an ALTA Form 1990 Owner's Policy, free and clear of any and all liens, defects, encumbrances, occupancies, leases, easements, covenants, restrictions, or other matters whatsoever, whether recorded or unrecorded, except for (i) the Tenant Leases, (ii) the lien of real estate taxes, water rents, and sewer charges not yet due and payable, (iii) the "Permitted
Exceptions" approved in accordance with Section 4b, and (iv) Title Objections approved by Purchaser pursuant to Section 4b hereof.

              b. Title Objections. Purchaser shall promptly review any title report or title policy provided by Seller under Section 3a hereinabove ("Seller's Title Report"). Purchaser shall also cause a search of title to the Property to be made and a survey of the Property to be performed not later than twenty (20) days after the termination of the Feasibility Period. If Purchaser shall determine that any matter or matters affecting the Property are unacceptable, Purchaser shall notify Seller in writing of such matter or matters (the "Title Objections") within ten (10) business days of Purchaser's receipt of the respective title report or survey. Within seven (7) days of receipt of such notification, Seller shall notify Purchaser either that (i) Seller shall correct such Title Objections, or (ii) Seller shall not correct such Title Objections. In the event that Seller shall elect to correct such Title Objections, Seller shall correct such Title Obligations at or prior to Closing hereunder. In the event that Seller shall elect not to correct such Title Objections, Purchaser shall have the right, in its sole discretion, either to (i) accept title as is, or (ii) terminate this Agreement, in which event the Deposit shall be promptly returned to Purchaser and the parties hereto released from any further liabilities or obligations hereunder, except that Seller shall pay the reasonable costs of the title examination ordered by the Purchaser for any matter not disclosed by the Seller's Title Report. Any matters to which Purchaser does not object on or before the day thirty (30) days after the expiration of the Feasibility Period shall be deemed acceptable to Purchaser. In the event Purchaser notifies Seller of any Title Objections, and Seller fails to notify Purchaser within the period set forth above of its election to cure or not cure such Title Objections, Seller shall be deemed to have elected not to cure such Title Objections. Notwithstanding the provisions of this Section 4b, Seller shall release at or prior to closing all monetary liens and encumbrances encumbering the Property.

               c. Further Assurances. The Seller covenants that it will, at any time and from time to time after Closing hereunder for a period not to exceed one hundred twenty (120) days, upon request of the Purchaser and at the expense of Purchaser, do, execute, acknowledge, and deliver, or will cause to be done, executed, acknowledged, or delivered, all such further acts, deeds, conveyances, and assurances as may reasonably be required for the better conveying, transferring, assuring, and confirming the conveyance of title to the Property to the Purchaser in accordance with Section 4a hereof.

         Section  5.Closing.

               a. Time and Place. Closing under this Agreement ("Closing") shall be held on the day designated by Purchaser to be no later than the last to occur of (i) the day sixty (60) days after the expiration of the Feasibility Period and (ii) June 1, 1997. By mutual agreement the parties may designate another date for Closing. Closing shall be held at the offices of Escrow Agent or the attorney conducting settlement. Purchaser may, by written notice to Seller, designate another title company or an attorney admitted to the bar of the State of Indiana to conduct Closing hereunder.

               b. Closing Documents. Deposit with Escrow Agent or the attorney conducting settlement of the cash payments, the deed of conveyance, and such other papers as are required of either party by the terms hereof shall be considered valid tender and delivery of the same.

               (1) By Seller. At Closing hereunder, Seller shall certify, execute, acknowledge, and deliver:

                       (a) A customary  general warranty deed in the name of the
                           person or entity designated by Purchaser for the Property.
                       (b) An  assignment  of the Tenant Leases and the security
                           deposits therefor, indemnifying Purchaser for costs and liabilities thereunder before Closing, and a bill of sale transferring title to the personalty, including right, title, and interest in licenses, permits, trade-name, operating contracts, and the like owned by Seller and used in the operation of the Property;

                       (c) A  certificate,  in  form  and  substance  reasonably
                           acceptable   to  the   parties,   stating   that  the
                           representations and warranties of Seller set forth herein are true and correct as of Closing.

                       (d) A Non-Foreign  Affidavit as required under Section 9b
                           hereof.

                       (e) A  settlement   statement   reflecting   adjustments
                           pursuant to Sections 5c and 5d below.

                       (f) An affidavit  executed by Seller stating that there
                           are no mechanics liens, tax liens, unpaid claims for labor, services or material, chattel liens, or similar liens against or with respect to the Property, nor does any person have a right to place such a lien against or with respect to the Property.

                       (g) Such  additional  documents  as may be  necessary  or
                           customary to consummate the transactions contemplated herein.

                  (2)      By Purchaser.   At Closing hereunder, Purchaser
                           shall:

                       (a) Pay the Purchase  Price in accordance  with Section 2
                           hereof.

                       (b) Execute,   acknowledge,  and  deliver  a  certificate
                           stating that the representations and warranties of Purchaser set forth herein are true and correct as of Closing.

                       (c) Execute,  acknowledge,  and deliver an  assumption of
                           the Tenant Leases and the security deposits therefor, indemnifying Seller for costs and liabilities thereunder after Closing.

                       (d) Execute,  acknowledge,  and deliver  such  additional
                           documents   as  may  be  necessary  or  customary  to
                           consummate the transactions contemplated herein.

                  c. Closing Adjustments. The following items of income and expenses on a per diem basis shall be prorated and adjusted to the date of Closing hereunder: (i) rents under the Tenant Leases and laundry income; (ii) water rents, sewer charges, fuel charges, fuel, gas, electricity, telephone, and other utility charges; and (iii) all taxes relating to the Property. Taxes, real and personal, general and special, shall be adjusted in accordance with the latest tax bills issued by the taxing authorities. Any special assessments imposed by any governmental agency or authority which are pending, noted, or levied, or which may be levied, noted, or ordered prior to Closing, on a per diem basis shall be prorated and adjusted to the date of Closing hereunder.

                  d. Closing Costs.  Seller shall pay Seller's attorney fees and any grantor  tax,  agricultural  tax,  forest  transfer  tax,  or rollback  tax.
Purchaser shall pay documentary deed stamps, all state and county recordation fees and charges, the costs of examination of title and preparation of a survey, the premium of any title insurance policy purchased by Purchaser, and Purchaser's attorney fees. All other costs of settlement not otherwise expressly provided for in this Agreement shall be paid by the Purchaser.

                  e. Possession. Subject to the rights of the tenants under the Tenant Leases, Seller shall give possession and occupancy of the Property to Purchaser at Closing hereunder. In the event Seller shall fail to do so, Seller shall become and thereafter be a tenant at sufferance of Purchaser and Seller hereby waives all notices to quit provided by the laws of the State of Indiana.

                  f. Notice of Violations. All written notices of violations of orders or requirements issued by any governmental agency or authority, or actions in any court on account thereof, arising prior to the Effective Date and against or affecting the Property at the date of Closing hereunder of which Seller has notice, shall be complied with by Seller and the Property conveyed free thereof. If the Property is not free thereof, the Purchaser shall have the right, at Purchaser's option, either to (i) terminate this Agreement, in which event the Deposit, together with all interest earned thereon, shall be returned to the Purchaser, and the Purchaser and the Seller shall thereafter have no further obligations hereunder, or (ii) proceed with the Closing subject to such violations.

         Section 6. Conditions to Closing. The obligation of Purchaser to close hereunder is subject to the satisfaction, at or prior to Closing, of each of the following conditions, any of which may be waived, in whole or in part, in writing by Purchaser at or prior to Closing:

                  a. Representations and Warranties. The representations and warranties of Seller set forth herein shall be true and correct in all material respects.
                  b. Title. Title to the Property shall be in the condition required by Section 4 hereof.
                  c. Compliance by Seller. Seller shall have performed and complied with all of the covenants and conditions required by this Agreement to be performed or complied with at or prior to Closing and shall deliver all Closing Documents.
                  d. No Adverse Matters. No material portion of the Property shall have been adversely affected as a result of earthquake, disaster, any action by governmental authority, flood, riot, civil disturbance, or act of God or public enemy.
                  e. Financing. Purchaser shall have obtained the financing described in Section 8d herein below as and when required therein.

         If any of the foregoing conditions have not been satisfied as of the date of Closing or at such other time as may be specified above (as the same may be extended from time to time), Purchaser shall have the right to (i) waive such conditions and proceed to Closing, or (ii) terminate this Agreement whereupon the Deposit, together with all interest earned thereon, will be returned to Purchaser and neither party will have any further liability to the other. Seller hereby covenants and agrees it will not enter into a sale contract for the Property with any other person or entity unless this Agreement has been terminated according to its terms or the outside date for Closing hereunder has occurred without settlement.

         Section 7. Condition of Property. At Closing hereunder, Purchaser shall take the Property in "as is" condition as on the date of expiration of the Feasibility Period, reasonable wear and tear excepted. Seller assumes all risk of loss or damage to the Property by fire or other casualty until Closing.

         Section  8.   Obligations Pending Closing.

                  a. Title to and Condition of Property. Except as may be necessary to cure Title Objections, from the Effective Date hereof to the Closing Seller shall not cause or permit any change in the status of title to the Property or the physical condition of the Property except for customary maintenance and operations. Seller shall not cause or permit any adverse change in the condition of the Property, reasonable wear and tear and damage by fire or the elements excepted. Seller shall not enter into any leases or other occupancy agreements with respect to all or any portion of the Property, or amend, modify, or extend existing leases except in the ordinary course of business without the prior written consent of Purchaser.

                  b. Condemnation. In the event any governmental agency should notify Seller, or Seller should become aware, of any permanent or temporary actual or threatened taking of all or any portion of the Property, Seller shall promptly notify Purchaser of the same.

                  c. Casualty. The risk of loss or damage to the Property caused by fire or other casualty prior to Closing hereunder shall be borne by the Seller. The Seller shall notify the Purchaser promptly of any damage to the Property, and give the Purchaser a right to inspect such damage. If the damage is in excess of fifty thousand dollars ($50,000), the Purchaser shall have the right, at Purchaser's option, either to (i) terminate this Agreement, in which event the Deposit, together with all interest earned thereon, will be returned to the Purchaser, and Purchaser and the Seller shall thereafter have no further obligations hereunder, or (ii) proceed with the Closing and accept title to the Property without any reduction in the Purchase Price, and the Seller shall deliver or assign to the Purchaser any insurance awards paid or due Seller with respect to such damage and lost revenues for the period after Closing.

                  d. Financing. Promptly after the Effective Date Purchaser shall prepare, submit, and diligently prosecute an application for acquisition and rehabilitation financing in an amount of one million eight hundred thousand dollars ($1,800,000) with the Indiana Development Finance Authority ("IDFA") or any other applicable bond issuance agencies of the Property jurisdiction, such financing to be secured by a first mortgage lien on the Property and otherwise on terms and conditions acceptable to the Purchaser and the mortgage lender and bond issuer. Purchaser shall provide Seller from time to time reports on the progress of the application for financing and shall advise Seller promptly upon any final determination by IDFA.

                  e. Seller Cooperation. Seller shall provide upon request of Purchaser from time to time, Seller, at no cost or expense to Seller, shall execute, join in, consent to and/or support any requests, applications, proposals or hearings file, initiated or prosecuted by Purchaser with respect to
(i) the zoning or rezoning of all or any portion of the Property, (ii) the subdivision of all or any portion of the Property into one or more record lots,
(iii) the procurement of building permits with respect to the development of the Property, (iv) the granting of easements and rights of way for water, sewer, gas, electricity, telephone and other utilities, and (v) the procurement of any governmental or quasi-governmental approval of any aspect of the development of the Property reasonably required by Purchaser in connection therewith. Seller's obligation to execute, join in, consent to, and support any of the foregoing matters shall be conditioned on such matters having no binding effect on the Property until after closing hereunder.

         Section 9. Representations and Warranties of Seller. Seller represents and warrants to Purchaser as follows, all of which representations and warranties are true and correct as of the date hereof and shall be true and correct as of Closing hereunder:

                      a.     Seller (i) has full power and authority to sell the
     Property to  Purchaser  without the consent of any other  person or entity,
     (ii) has authorized the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, and
     (iii) is the sole legal and equitable owner of record and in fact of good and marketable fee simple title to the Property, subject to the exceptions described in Section 4a.
                      b.     Seller is not a  "foreign  person"  as that term is
     defined in Section 1445 of the Internal Revenue Code, and Seller shall execute an affidavit to such effect in the form to be provided by Purchaser. Seller shall indemnify Purchaser and its agents against any liability or cost, including reasonable attorneys' fees, in the event that this representation is false or Seller fails to execute such affidavit at Closing hereunder.
                      c. No taking by power or  eminent  domain or  condemnation proceedings have been instituted or, to the best of Seller's knowledge, threatened for the permanent or temporary taking or condemnation of all or any portion of the Property.
                      d.     There  is  not  pending  or,  to  Seller's
     knowledge, threatened, any litigation, proceeding or investigation relating to the Property or Seller's title thereto, nor does Seller have reasonable grounds to know of any basis for such litigation, proceedings, or investigations.
                      e. To the best  knowledge  of Seller  there exists no
          violation of any law, regulation, orders, or requirements issued by any governmental agency or authority, or action in any court on account thereof, against or affecting the Property.
                      f.     Except for  current  obligations  shown on its
          operating statements, Seller has not made, and prior to Closing hereunder will not make, any commitments to any governmental authority or agency, utility company, school board, church or other religious body, or to any other organization, group, or individual, relating to the Property which would impose on Purchaser the obligation to make any contributions of money, dedication of land, or grants of easements or rights-of-way, or to construct, install, or maintain any improvements, public or private, on or off the Property except as currently installed at the Property.
                     g. All services performed or materials provided in connection with the construction of improvements on the Property have been paid or will be paid before Closing. Seller shall certify the same to the title insurance company insuring Purchaser's title to the Property.
                    h. To the best knowledge of Seller there are in existence at the Property no "hazardous wastes" as that term is defined in the Resource Conservation and Recovery Act, the Comprehensive Environmental Resources, the Compensation and Liability Act, or the regulations issued pursuant thereto by either the Federal Environmental Protection Agency. Seller is not a generator of any such hazardous wastes, and is in full compliance with all hazardous waste emissions, reporting, and removal requirements imposed by applicable law. To the best knowledge of Seller and disclosed to Purchaser, there is in existence at the Property some "asbestos" as that term is defined in regulations promulgated by the Federal Environmental Protection Agency or the Occupational Safety and Health Administration.
                      i.     To the best  knowledge of Seller the zoning
          classification of the Property under the zoning regulations of the Property jurisdiction permits the use of the Property, as a matter of right and without issuance of any special use permit or other special exception, for its current use. There is not pending or, to Seller's knowledge, threatened, any proceedings to change or down-zone the existing classification applicable to any portion of the Property.
                      j.  To the  best  knowledge  of  Seller  the  sale  of the
          Property pursuant to this Agreement shall not violate any law, ordinance, or governmental regulation regulating the character, dimensions, or location of any improvements existing on the Property, or prohibiting a separation in ownership or a change in the dimensions or area of the Property or any parcel of which the Property is or was a part.
                      k. To the best  knowledge of Seller there are in existence water, storm sewer, sanitary sewer, electricity, and telephone service serving the Property having adequate capacity for the current use of the Property as residential rental housing. To the best knowledge of Seller such utility services are available at the Property over duly dedicated streets or perpetual easements of record. To the best knowledge of Seller there exists no restriction, prohibition, or moratorium on the right of the Purchaser to access all such utilities, nor any condition that Purchaser construct or improve utility facilities or lines not on the Property.
                      l.     Seller  has  no  knowledge  of  any  change
          contemplated in any applicable laws, ordinances, or regulations, any judicial or administrative action, proceeding, or investigation, any action by owners of land adjoining the Property, or natural or artificial conditions upon the Property, which would restrict or prohibit Purchaser's use of the Property. There is no moratorium on development applicable to the Property or to the issuance of building permits for dwelling units in the jurisdiction.
                      m. Other than the tenants under the Tenant  Leases,  there are no parties in possession of any portion of the Property as lessees, tenants at sufferance, or trespassers. No person, firm, corporation, partnership, or other entity, has any right or option to acquire the Property or any portion thereof.
                      n. All documents and other information  provided by Seller to Purchaser pursuant to this Agreement shall be true and complete in all material respects.
                      o. The person executing this Agreement on behalf of Seller represents and warrant that he or she is an officer, representative, or partner of Seller, has been duly authorized by Seller to execute this Agreement, and has full power and authority to execute the same on behalf of Seller.
                      p.  At  Closing,  there  will be no  management,  service, maintenance, employment, or other similar contracts affecting the Property which are not terminable at will without penalty except those contracts described and provided under Section 3a(viii) hereinabove.

               Section  10.   Representations   and   Warranties  of  Purchaser.
Purchaser represents and warrants to Seller as follows, all of which representations and warranties are true and correct as of the date thereof and shall be true and correct as of Closing hereunder:

                     a. Purchaser (i) is a stock corporation duly organized, validly existing, authorized to transact business, and in good standing under the laws of the State of Nevada, (ii) has full power and authority to purchase the Property from Seller without the consent of any person or entity, and (iii) has authorized the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby.
                      b. The person executing this Agreement on behalf of Purchaser represents and warrants that he is a managing member of Purchaser, has been duly authorized by Purchaser to execute this Agreement, and has full power and authority to execute the same on behalf of Purchaser.

               Section 11. Default. If Purchaser shall fail to complete settlement as herein provided, the entire Deposit shall be paid in accordance with the terms of Section 2a hereof to Seller as liquidated damages and not as a penalty, as Seller's sole remedy, and the parties hereto shall be relieved from any further liabilities or obligations hereunder. If Seller shall fail to complete settlement as herein provided, or default in any manner under this Agreement, Purchaser, in addition to obtaining a refund of the Deposit, shall be paid by Seller a sum equal to the Deposit then held under Section 2a hereof as liquidated damages and not as a penalty, as Purchaser's sole remedy, and the parties hereto shall be relieved from any further liabilities or obligations hereunder.

               Section 12. Brokers. Seller and Purchaser each represents and warrants to the other that other than Creek House Real Estate, Inc. (the "Broker"), no real estate agent, broker, or finder have acted for it in connection with this Agreement and the transactions contemplated hereby, and each shall indemnify and save the other harmless from the claim of any such persons claiming by or through it for commissions or fees by reason of this Agreement or the transaction contemplated hereby. Seller shall pay Broker a brokerage commission under a separate agreement.

               Section 13. Notices. Any notice required or permitted to be given hereunder shall be in writing and shall be hand-delivered, delivered by overnight courier, sent by facsimile transmission followed by mail copy, or mailed by certified or registered mail, postage prepaid, return receipt requested, to the parties hereto at their respective addresses set forth below, or at such other addresses of which either party shall notify the other party in accordance with the provisions hereof, and shall be deemed given as of the time of such mailing or delivery, as applicable:

               If to the Seller:

                      Mr. Harry Kennerk
                       General Partner
                      Prairie-Middlebury Associates
                      18 Boon Woods
                      Zionsville, Indiana  40677;
                             (317) 873-9500
                             Fax (317) 873-9180; and

               If to the Purchaser:

                      Mr. Robert A. MacFarlane
                       President
                      Homes for America Holdings, Inc. c/o
                      The MacFarlane Company, Inc.
                      680-3 West 246th Street
                      Riverdale, New York  10471
                             (718) 543-4024
                             Fax (718) 601-3420.

               Section 14. Binding Effect and Assignment. Seller and Purchaser agree that the terms and conditions of this Agreement shall be binding upon, and shall inure to the benefit of, their respective heirs, legal representatives, successors, and assigns. Purchaser shall have no right to assign this Agreement without the prior express written approval of the Seller, which approval shall not be unreasonably withheld by the Seller; provided that Purchaser may with advance notice to Seller designate a limited liability company or partnership controlled by Purchaser to receive title to the Property at Closing with Purchaser retaining all of its obligations under this Agreement.

               Section 15. Escrow Agent. Escrow Agent may act upon any instrument or writing believed by it in good faith to be genuine and executed by the proper person, and shall not be liable in connection with the performance of its duties hereunder except for its own willful misconduct or gross negligence. In the event of any dispute or litigation hereunder concerning the disposition of the Deposit, Escrow Agent shall have the right to pay the same and all interest thereon into the registry of any court of competent jurisdiction, and Escrow Agent shall hereupon be released from any further liabilities with respect to the Deposit except as aforesaid.

               Section 16. Miscellaneous. This Agreement contains the entire understanding between the parties hereto with respect to the Property and is intended to be an integration of all prior or contemporaneous agreements, conditions, or undertakings between the parties hereto; and are no promises, agreements, conditions, undertakings, warranties, or representations, oral or written, express or implied, between and among the parties hereto with respect to the Property other than as set forth herein. No changes or modifications of this Agreement shall be valid unless the same is in writing and signed by Seller and Purchaser. No purported or alleged waiver of any of the provisions of this Agreement shall be valid or effective unless in writing signed by the party against whom it is sought to be enforced. All representations, warranties, and covenants herein shall survive Closing hereunder and shall not be merged in the deed of conveyance for a period of one hundred twenty (120) days but no party shall maintain an action or recover for any breach or default known by it at Closing and in any event no recovery for any such claim after Closing for a breach or default shall be limited to and not exceed twenty five thousand dollars ($25,000). It is agreed that time is of the essence in the performance of the terms of this Agreement.

              Section 17. Interpretation. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana. Captions herein are for convenience of reference only and in no way define, limit, or expand the scope or intent of this Agreement. Whenever the context hereof shall so require, the singular shall include the plural, the male gender shall include the female, and vice versa. This Agreement may be executed in two (2) or more counterparts, all of which together shall constitute but one and the same Agreement. In the event that one or more of the provisions hereof shall be held to be illegal, invalid, or unenforceable, such provisions shall be deemed severable and the remaining provisions hereof shall continue in full force and effect.

               Section 18. 1031 Exchange. Seller hereunder desires to exchange, for other property of like kind and qualifying use within the meaning of Section 1031 of the Internal Revenue Code of 1986, as amended, and the Regulations promulgated thereunder, fee title in the Property which is the subject of this Purchase Agreement. Seller expressly reserves the right to assign its rights, but not its obligations, hereunder to a Qualified Intermediary as provided in IRC Reg. 1.1031(k)-1(g)(4) on or before the closing date.

               Section 19. Expiration of Offer. Execution of this Agreement by Purchaser shall constitute an offer to purchase the Property on the terms and conditions set forth herein. In the event this Agreement shall not have been fully executed by Seller and returned to Purchaser on or before March 31, 1997, such offer shall expire and be of no further force or effect.

                         [Signatures of parties appear on next succeeding page.]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal on the date first above written.


                                               SELLER
                                               Prairie-Middlebury Associates
WITNESS:



_________________________           By:____________________________________
                                       Harry Kennerk, General Partner

                                       Date:    _________________, 1997


                                               PURCHASER:

                                               Homes for America Holdings, Inc.,
                                               a Nevada corporation
WITNESS/ATTEST:



_________________________           By: ___________________________________
                                        Robert A. MacFarlane, President


                                        Date:    _________________, 1997




                                            ESCROW AGENT:

          For purposes of Sections 2a and 15 only:

               York Title & Escrow of Elkhart, Inc. hereby acknowledges receipt of the Deposit referred to in the foregoing Agreement of Purchase and Sale and agrees to accept, hold and return such Deposit and disburse any funds received thereunder, in accordance with the provisions of such Agreement of Purchase and Sale.

                                  York Title & Escrow of Elkhart, Inc.
                                  Suite 107
                                  1600 West Beardsley
                                  Elkhart, Indiana 46514
                                  (219) 293-3428
                                  Fax (219) 293-3428


                                  By:      _____________________________

                                  Its:     _____________________________

                                  Date:  ______________________________




                                                     EXHIBIT A

                                              Description of Property

          [Legal description of Property at 740 Prairie / 304 Middlebury, Elkhart, Indiana 46516, identified as Census Tract No. 0019.10, to be attached by Seller]